                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our  reports  dated  May 12,  2005,  relating  to the financial statements and financial highlights which appear in the March 31, 2005
Annual Reports to  Shareholders  of the Capital  Preservation  Fund,  Government
Agency Money Market Fund,  Short-Term  Government  Fund,  Government  Bond Fund,
Ginnie Mae Fund, and  Inflation-Adjusted  Bond Fund, which are also incorporated by reference into the Registration  Statement. We also consent to the references to us under the headings "Financial Highlights",  "Independent Registered Public
Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
------------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
July 25, 2005